EXHIBIT 99

Public Service Enterprise Group
80 Park Plaza
Newark, NJ 07102

CONTACT:
Media Relations	Investor Relations
Marijke.Shugrue@pseg.com	Carlotta.Chan@pseg.com
908-531-4253	973-430-6565

PSEG 2023 Investor Conference Highlights Improved Business Mix

and Platform for Predictable Growth

PSE&G Outlines Capital Investment Program Focused on Infrastructure Modernization and Decarbonization;

PSEG Power to Retain Nuclear Fleet; PSEG to Exit Offshore Wind Generation

(Newark, NJ – March 9, 2023) – PSEG will hold its 2023 Investor Conference in New York on Friday, March 10. PSEG Chair, President and CEO Ralph LaRossa will provide investors with an overview of the company’s improved business profile resulting from several important milestones over the past 18 months to increase the company’s earnings, dividend and cash flow predictability and further pursue its vision for a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever.

“PSEG’s growth objectives are driven by regulated operations at our best-in-class utility, PSE&G, which is expected to contribute ~90% of our non-GAAP Operating Earnings in 2023. PSE&G’s robust 2023 to 2027 capital spending program of $15.5 billion to $18 billion drives a 6% to 7.5% compound annual growth in rate base over the five-year period, supported by PSEG’s solid balance sheet,” said LaRossa.

LaRossa continued, “The funding of PSE&G’s investments in infrastructure modernization and decarbonization will be complemented by our decision to retain our 3,766 megawatt nuclear fleet following the passage of the Inflation Reduction Act, and the establishment of the nuclear production tax credit (PTC) that is expected to stabilize nuclear economics into the next decade. The PTC enables multiple paths to optimize our nuclear operations via capacity uprate projects, fuel cycle extension, and potential license extension with modest investment. Along with our decision to retain the nuclear fleet, we previously announced our exit from offshore wind generation with the sale of our 25% equity interest in the Ocean Wind 1 generation project to our joint venture partner, Ørsted, in a transaction we expect will close in the first-half of 2023.”

PSEG will also announce:

•	It re-affirms its recently narrowed 2023 non-GAAP Operating Earnings guidance of $3.40 to $3.50 per share. PSEG also reiterates its 5% to 7% long-term earnings growth rate for the 2023 to 2027 period.

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The PSE&G 2023 to 2032 capital spending program of $34 billion to $40 billion – which reflects planned future investments in Transmission, Electric Distribution, Gas Distribution, and Clean Energy. This includes PSE&G’s recent 3-year, $2.5 billion Gas System Modernization Program III filing, which aims to continue the work being done to reduce methane emissions by replacing old cast iron and unprotected steel main pipe, and also includes proposed investments to produce and blend hydrogen and landfill renewable natural gas into the gas distribution system.

A summary of meeting highlights from the 2023 PSEG Investor Conference can be found here.

“Our five-year capital program continues to position us to make meaningful progress in modernizing our aging infrastructure to meet the current and future needs of our customers, and positions us to support Governor Murphy’s recently announced electrification and decarbonization initiatives. PSEG’s financial strength, including the support provided by our non-utility operations, is also enabling the anticipated funding of our capital expenditure program through 2027 without the need for new equity,” said LaRossa.

The PSEG 2023 investor conference will be broadcast live via video webcast from 9:00 a.m. to 12:00 p.m. on March 10, 2023, which can be accessed, along with accompanying presentation materials, on the Investor News and Events section of PSEG’s Investor Relations website at https://investor.pseg.com. A replay of the video webcast will be available on the Investor News and Events section of PSEG’s Investor Relations website by March 13.

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About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company focused on a clean energy future. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG’s commitment to ESG and sustainability is demonstrated in our net-zero 2030 climate vision and participation in the U.N. Race to Zero, as well as our inclusion on the Dow Jones Sustainability North America Index and the list of America’s most JUST Companies. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results.

Forward-Looking Statements

Certain of the matters discussed in this release about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and other generation projects;

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the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

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any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	the impact of the coronavirus pandemic;

•	failure to attract and retain a qualified workforce;

•	inflation, including increases in the costs of equipment, materials, fuel and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs;

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term support for our nuclear fleet;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

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risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

All of the forward-looking statements made in this release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this release apply only as of the date of this release. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here.

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